UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2009

Max Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

000-33047	98-0584464
(Commission File Number)	(I.R.S. Employer Identification No.)

Max House 2 Front Street Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

(441) 295-8800

(Registrant’s telephone number,

including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Amalgamation

Max Capital Group Ltd. (“Max”) announced on March 2, 2009 that it had entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with IPC Holdings, Ltd. (“IPC”) and IPC’s wholly-owned subsidiary IPC Limited pursuant to which, subject to the terms and conditions set forth therein, Max will amalgamate with IPC Limited (the “Amalgamation”). Immediately following the Amalgamation, IPC will change its name to “Max Capital Group Ltd.” The announcement was made jointly by Max and IPC (the “Joint Press Release”). A copy of the Joint Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

After the effective time of the Amalgamation, Max shareholders will have the right to receive 0.6429 common shares of IPC in exchange for each Max common share they hold, unless they exercise appraisal rights. It is expected that, for U.S. federal income tax purposes, such exchange will be tax free for Max shareholders who hold less than 5 percent of the shares of the combined company after the exchange.

Upon consummation of the Amalgamation, we anticipate that IPC will continue to trade on NASDAQ Global Select Market under its new name Max Capital Group Ltd. The board of directors of the combined company will consist of twelve directors: the six current independent directors of IPC and five independent directors from Max, as well as Max’s current Chief Executive Officer. Max’s Chief Executive Officer will become the Chief Executive Officer of the combined company. The combined company will serve as the Bermuda-based holding company for the existing global specialty insurance and reinsurance operating subsidiaries of Max and IPC.

The boards of directors of both IPC and Max have unanimously adopted the Amalgamation Agreement, and have deemed it fair, advisable and in the best interests of their respective companies and shareholders to enter into the Amalgamation Agreement and to consummate the transactions contemplated thereby, including, in Max’s case, the amendment to its bye-laws as further described below. Max intends to seek shareholder approval at the shareholder meeting to amend its bye-laws prior to the vote on the Amalgamation to provide that not less than 50% of the common shares voting at the meeting are required to consummate the Amalgamation (without such amendment, approval of not less than 75% of Max shareholders voting would be required). The approval of not less than 50% of the common shares voting at the meeting are required to approve this bye-law amendment. IPC must obtain the approval of not less than 50% of the common shares voting at the meeting to consummate the Amalgamation.

The Amalgamation is expected to close in the third quarter of 2009, subject to customary closing conditions, including shareholder approvals and receipt of certain insurance and other regulatory approvals.

The Amalgamation Agreement can be terminated by IPC if the total number of dissenting shares exceeds 15% of the issued and outstanding Max common shares on the business day immediately following the last day on which the holders of Max’s common shares can require appraisal of their shares under Bermuda law. In addition, the Amalgamation Agreement can be terminated by either IPC or Max after its respective shareholder meeting to vote on the amalgamation if the other party’s book value (calculated in the manner specified in the agreement as of the business day immediately preceding the shareholder meeting) has declined by 50% or if that party’s book value has declined 20 percentage points more than the terminating party’s book value (an increase in book value is deemed for this calculation to be no increase).

Each of Max and IPC has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall initiate, solicit, encourage or facilitate (including by providing information) any effort or attempt to make or implement any competing proposal or offer, as further described in the Amalgamation Agreement.

If either of Max or IPC terminates the agreement in the circumstances set forth in the Amalgamation Agreement, the non-terminating party will be required to pay the other a termination fee of $50 million: (1) subject to certain customary exceptions, if such party’s board of directors has changed or failed to include in the joint proxy statement its recommendation to shareholders to vote in favor of the Amalgamation, or has approved or recommended a competing proposal; (2) if the Amalgamation shall not have been consummated by November 30, 2009 and within 12 months thereafter the non-terminating party enters into or consummates a competing transaction that was publicly announced or otherwise communicated to the officers of the non-terminating party or its board of directors before November 30, 2009; (3) if the Amalgamation Agreement is terminated on the basis of certain material breaches (as provided therein) and if within 12 months of the date of termination the non-terminating party enters into or consummates a competing transaction that was publicly announced or otherwise communicated to its officers or board of directors before its shareholders vote; (4) Max will pay the termination fee to IPC if either party has terminated the agreement for failure to obtain the required vote of Max shareholders (and if IPC is the terminating party, its required shareholder vote has either been obtained or not yet taken) and if within 12 months of the date of termination Max enters into or consummates a competing transaction that was publicly announced or otherwise communicated to its officers or board of directors before its shareholder vote; and (5) IPC will pay the termination fee to Max if either party has terminated the agreement for failure to obtain the required vote of IPC shareholders (and if Max is the terminating party, its required shareholder vote has either been obtained or not yet taken) and if within 12 months of the date of termination IPC enters into or consummates a competing transaction that was publicly announced or otherwise communicated to its officers or board of directors before its shareholder vote.

A copy of the Amalgamation Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. This description of the Amalgamation Agreement and the transactions contemplated thereby is not complete and are qualified in its entirety by reference to Amalgamation Agreement.

Conditional Amendments to Credit Agreement

The information set forth in Item 2.03 of this Current Report is incorporated into this Item 1.01 as if set forth herein in full.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with entering into the Amalgamation Agreement, Max Bermuda Ltd. and Max entered into the Third Amendment and Limited Consent to Credit Agreement (the “Third Amendment”) with the Lender parties thereto (“Lenders”) and Bank of America, National Association, as Administrative Agent. The Third Amendment includes the required Lenders’ consent for Max to enter into the Amalgamation Agreement, and includes certain amendments to the Credit Agreement among them, dated as of August 7, 2007, as amended as of September 16, 2008 and October 1, 2008 (the “Credit Agreement”). IPC has contemporaneously entered into an amendment to make substantially similar arrangements in respect of the IPC/Wachovia Facility (as described below). The amendments under the Third Amendment and similar amendments to the IPC/Wachovia Facility will take effect if, and only if, the Amalgamation occurs and certain other conditions precedent are satisfied. Upon the effectiveness of the amendments under the Third Amendment and similar amendments to the IPC/Wachovia Facility, certain covenants, events of default and certain other provisions in the Credit Agreement will be amended to be substantially similar to those set forth in the IPC/Wachovia Facility, as amended. As amended, the financial covenants will include limitations on the ratio of maximum consolidated indebtedness to total capitalization and the minimum consolidated net worth, in each case in respect of the combined company.

If the amendments under the Third Amendment become effective, the commitments available under the $150,000,000 senior unsecured credit facility available for revolving borrowings and letters of credit will be reduced to $75,000,000. In addition, the amendments would increase the applicable interest rates and fees under the facilities, modify borrowing base calculations and amend certain financial, reporting, negative and other covenants and provide for additional events of default. The events of default would include, among others, the non-payment of any principal or interest, the cross-default to the IPC/Wachovia Facility, the non-payment under other material indebtedness of the combined companies, the bankruptcy or insolvency of IPC or any material subsidiary, a change in control and the breach of certain warranties and representations, covenants and agreements.

As a condition to the effectiveness of the Third Amendment, Max will be required to guarantee the obligations of (1) Max Bermuda Ltd. under the Credit Agreement and (2) IPC and IPCRe Limited under the Credit Agreement, dated as of April 13, 2006, among IPC, IPCRe Limited, the lenders identified therein and Wachovia Bank, National Association, as administrative agent, as amended (the “IPC/Wachovia Credit Facility”). IPC would similarly be required to guarantee the obligations of Max and Max Bermuda under the Credit Agreement. The IPC/Wachovia Facility includes a $250,000,000 million five-year senior secured credit facility for letters of credit and a $250,000,000 five-year unsecured senior credit facility (which, upon the effectiveness of the aforementioned amendments to the IPC/Wachovia Facility, will be reduced to $125,000,000) for letters of credit and loans to IPC.

A copy of the Third Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 , and is incorporated herein by reference. This description of the Third Amendment is not complete and is qualified in its entirety by reference to that document.

ITEM 8.01	OTHER EVENTS

In connection with the announcement of the Amalgamation Agreement, Max is filing as Exhibit 99.2 to this Current Report on Form 8-K the materials being used in connection with presentations to and conversations with investors beginning the date hereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description

Exhibit 2.1	Agreement and Plan of Amalgamation, dated as of March 1, 2009, among IPC Holdings, Ltd., IPC Limited and Max Capital Group Ltd.

Exhibit 10.1	Third Amendment and Limited Consent to Credit Agreement, dated as of February 28, 2009

Exhibit 99.1	Joint Press Release dated March 1, 2009 entitled “IPC Holdings and Max Capital Group Agree to Combine”

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT:

This material relates to a business combination transaction between Max Capital Group Ltd. (“Max”) and IPC Holdings Ltd. (“IPC”) that will become the subject of a registration statement filed by IPC with the Securities and Exchange Commission (“SEC”) and joint proxy statements filed by Max and IPC with the SEC. This material is not a substitute for the joint proxy statement/prospectus that Max and IPC will file with the SEC or any other document that Max and IPC may send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Max, P.O. Box HM 2565, Hamilton HM KX, Bermuda, Attention: Secretary, in the case of Max’s filings or IPC, at 29 Richmond Road, Pembroke HM 08, Bermuda, Attention: Melanie J. Saunders, Secretary, in the case of IPC’s filings.

PARTICIPANTS IN THE SOLICITATION:

Max and IPC and their directors, executive officers and other employees may be deemed to be participants in any solicitation of Max and IPC shareholders, respectively, in connection with the proposed transaction.

Information about Max’s and IPC’s directors and executive officers is available in Max’s and IPC’s proxy statements, dated March 19, 2008 and April 29, 2008, respectively, for their 2008 annual meetings of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX CAPITAL GROUP LTD.

By	/s/ Joseph Roberts
Joseph Roberts
Executive Vice President and Chief Financial Officer

Date: March 2, 2009

EXHIBIT INDEX

Exhibit	Description

Exhibit 2.1	Agreement and Plan of Amalgamation, dated as of March 1, 2009, among IPC Holdings, Ltd., IPC Limited and Max Capital Group Ltd.

Exhibit 10.1	Third Amendment and Limited Consent to Credit Agreement, dated as of February 28, 2009

Exhibit 99.1	Joint Press Release dated March 1, 2009 entitled “IPC Holdings and Max Capital Group Agree to Combine”

Exhibit 99.2	Investor presentation slides to be used in connection with investor presentations

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